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                                                                   EXHIBIT 10.63

                   SECOND AMENDED AND RESTATED LEASE AGREEMENT

   This Second Amended and Restated Lease Agreement (this "Lease") made and entered into as of this _28th day of February, 2002, effective as of January 1, 2002, by and between CORPORATE PROPERTY ASSOCIATES 4, a California limited partnership, with an address c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, New York 10020, herein called "Landlord", and PETROCON ENGINEERING, INC., a Texas corporation, with an address of 3105 Executive Boulevard, Beaumont, Texas 77705-1044 herein called "Tenant".

   In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

                                    PREMISES

   1.1 Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease from Landlord premises consisting of approximately 34,300 square feet as shown on Exhibit "A" attached hereto and made a part hereof (the "Premises") in a certain building located at 3105 Executive Blvd., Beaumont, Texas (the "Property"), as more specifically described in Exhibit "B".

   1.2 Landlord is lawfully seized of the Premises and, subject to the terms and provisions hereof, Tenant will have peaceful and undisputed possession of the Premises during the term of this Lease and any renewal or extension thereof. The Premises are demised and let subject to (i) the existing state of title of the Property, (ii) any state of facts which an accurate survey or physical inspection of the Premises might show, (iii) all laws, statutes, codes, ordinances, rules and regulations of any and all applicable governmental and quasi-governmental authorities, agencies, boards or bureaus, including any existing violation of any thereof, and (iv) the condition of the Premises as of the Commencement Date, without representation or warranty by Landlord.

   1.3 Landlord leases and will lease and Tenant takes and will take the Premises "as is". Tenant acknowledges that Landlord has not made and will not make, nor shall Landlord be deemed to have made, any warranty or representation, express or implied, with respect to any of the Premises. Tenant acknowledges that the Premises is of its selection and to its specifications and that the Premises has been inspected by Tenant and is satisfactory to it. In the event of any defect or deficiency in any of the Premises of any nature, whether latent or patent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). Tenant agrees to accept the condition of the Premises in an "as is" condition as of the Commencement Date with no obligation of Landlord to make any repairs or improvements, subject to Landlord's obligation to provide the Tenant Allowance (as hereinafter defined). The provisions of this Section have been negotiated, and are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or arising otherwise.

                                  TERM OF LEASE

   2.1 The initial term of this Lease shall commence on January 1, 2002 (the "Commencement Date") and shall expire on December 31, 2011, unless extended pursuant to the provisions of Section 2.2 hereof or sooner terminated in accordance with the terms and provisions of this Lease (the "Expiration Date"). The period of time between the Commencement Date and the Expiration Date shall be hereinafter called the "Initial Lease Term".

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   2.2  Tenant shall have and is given an option to renew this Lease, at
Tenant's election, for a period of three (3) years (the "Extended Term"), subject to the terms and conditions of this Lease, provided Tenant is not in default in any of the terms of this Lease. If Tenant wishes to exercise its option to renew this Lease, Tenant shall notify Landlord in writing of its election to exercise such option not less than one hundred eighty (180) days before the expiration of the Initial Lease Term. If the Initial Lease Term is extended as aforesaid, all the same terms, provisions and conditions set forth in this Lease shall apply, except that annual rental during the Extended Term shall be as set forth in Section 3.2.

        If Tenant fails to exercise its option to renew this Lease beyond the Initial Term or an Event of Default occurs, then Landlord shall have the right during the term then in effect and, in any event, Landlord shall have the right during the last year of the term, to (i) advertise the availability of the Premises, or any portion thereof, for the sale or reletting and to post upon the Premises signs indicating such availability, and (ii) show the Premises, or any portion thereof, to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select, upon prior notice to Tenant.

   2.3 The parties acknowledge that Tenant is in possession of the Premises as of the Commencement Date pursuant to the terms and provisions of that certain Amended and Restated Lease Agreement dated as of October 29, 1992, as amended by a First Amendment to Amended and Restated Lease Agreement, dated as of February 16, 1994, and by a Second Amendment to Amended and Restated Lease Agreement, dated as of January 24, 1997, and by a Third Amendment to Amended and Restated Lease Agreement, dated as of April 24, 1997, and by a Fourth Amendment to Amended and Restated Lease Agreement, dated as of August 13, 1997, and by a Fifth Amendment to Amended and Restated Lease Agreement, dated as of October 14, 1997, and by a Sixth Amendment to Amended and Restated Lease Agreement, dated as of December 1, 1997, and by a Seventh Amendment to Amended and Restated Lease Agreement, dated as of January 1, 1999, and by an Eighth Amendment to Amended and Restated Lease Agreement, dated as of July 1, 1999 (as so amended, the "Original Lease"). The parties agree that this Lease shall amend, restate, replace and supersede the original Lease; provided, however, that Tenant shall not be released from any obligations or liabilities under the terms and provisions of the Original Lease. The parties agree that all rent due under the Original Lease has been paid as of the Commencement Date but real property taxes due under the original Lease for 2001 still remain outstanding as of the Commencement Date.

                                     RENTAL

   3.1 As annual rental for the Initial Lease Term, Tenant shall pay to Landlord the sums for the periods indicated below

   Premises                        Period                         Annual Amount
   --------                        ------                         -------------

                    January 1, 2002 - December 31, 2003              $279,888
                    January 1, 2004 - December 31, 2005              $288,120
                    January 1, 2006 - December 31, 2007              $296,352
                    January 1, 2008 - December 31, 2009              $304,584
                    January 1, 2010 - December 31, 2011              $316,932

   Such rent to be payable in equal monthly installments. All such monthly installments shall be due and payable in advance and without

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notice, on or before the first day of each and every month during the Initial
Lease Term.

   3.2 During the Extended Term, Tenant shall pay to Landlord annual rent equal to the Fair Market Rental Value (as hereinafter defined). As used herein, "Fair Market Rental Value" shall mean the fair market rental value of the Premises as determined in accordance with the following procedure:

     (i) Landlord and Tenant shall endeavor to agree upon such Fair Market Rental Value on the date which is six (6) months prior to the expiration of the Initial Lease Term ("Applicable Date"). Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Rental Value.

     (ii) If the parties shall not have signed such agreement on or before the Applicable Date, Tenant shall within thirty (30) days after the Applicable Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within thirty (30) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Rental Value based on a written appraisal made by each of them (and given to Landlord by Tenant). If such two appraisers shall agree upon a Fair Market Rental Value, the amount of such Fair Market Rental value as so agreed shall be binding and conclusive upon Landlord and Tenant.

     (iii) If such two appraisers shall be unable to agree upon a Fair Market Rental Value within thirty (30) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Rental Value and shall select a third appraiser to make the determination of Fair Market Rental Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

     (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the thirty
   (30) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Rental value within thirty (30) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto
   (with respect to the other party), be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Rental Value made by the third appraiser appointed pursuant hereto shall be made within thirty (30) days after such appointment.

     (v) If a third appraiser is selected, Fair Market Rental Value shall be the average of the determination of Fair Market Rental Value made by all three appraisers. Such average shall be binding and conclusive upon Landlord and Tenant.

     (vi) In determining Fair Market Rental Value, the appraisers shall determine with respect to the Premises the amount that a willing tenant would pay, and a willing landlord of a comparable space located within a 10 mile radius of the Property would accept at arms' length, to rent such space of comparable size and quality as the Premises taking into account the condition of the Premises, the term of this Lease and such other factors that real estate appraisers would consider.

     (vii) All appraisers selected or appointed pursuant to this Section 3.2 shall (A) be independent qualified MAI appraisers

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   B)   utilize the definition of Fair Market Rental Value hereinabove set forth above, and (C) be registered in the State of Texas if the State of Texas provides for or requires such registration.

     (viii) The cost of the procedure described in this Section 3.2 above shall be split equally between Landlord and Tenant.

   Such rent to be payable in equal monthly installments. All such monthly installments shall be due and payable in advance, and without notice on or before the first day of each and every month during the Extended Term.

   3.3 In addition to the rental provided for in Sections 3.1 and 3.2 above, Tenant shall pay as additional rental Tenant's Proportionate Share (as hereinafter defined) of the amount necessary to compensate Landlord for any increases in real property taxes, municipal, county, and state improvement liens or betterment assessments levied or assessed against the Property over the "Base Year" (as hereinafter defined). As used herein, "Tenant's Proportionate Share" shall be a fraction, the numerator of which shall be the square footage of the Premises and the denominator of which shall be the leasable square footage of the Property. In determining any such increase for the purposes of this Section 3.3, the "Base Year" will be the calendar year 2000 ($35,618.41). As used in this calculation, "taxes" will include all real property taxes, rent taxes, ad valorem taxes or charges, water and sewer charges, municipal, county and state improvement liens or betterment assessments levied or assessed against the Property currently designated as Lot 9 and Lot 10, Block 4 of Executive Business Plaza, Addition to the City of Beaumont, Jefferson County, Texas and any improvements located thereon. Tenant shall pay to Landlord additional rent due under this Section 3.3 when the taxes become fixed and within thirty (30) days after demand therefor by Landlord.

   3.4 In addition to the rental provided for hereinabove, Tenant shall pay to Landlord an amount equal to Tenant's Proportionate Share multiplied by the amount by which the Operating Expenses (as hereinafter defined) during any calendar year of the Initial Lease Term and Extended Term thereof exceeds the Operating Expenses during the Base Year(as hereinafter defined) (the "Excess Operating Expenses"). In determining any such increase for the purposes of this
Section 3.4, the "Base Year" will be the calendar year 2000. As used herein, "Operating Expenses" are intended to be inclusive of all expenses, costs and charges of maintaining and operating the Property and the Premises and all improvements thereon including, without limitation, the parking lot, rights of ingress and egress, loading docks, platforms, and exterior ground surfaces, and all other costs, expenses or charges which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Premises and the Property and shall include, without limitation, the following:

   1.   supervising, managing, policing, inspection and security protection;

   2. lighting, cleaning, landscape maintenance and removing rubbish, dirt and debris;

   3. wages, salaries, bonuses and other compensation, labor, payroll taxes, materials and supplies; electricity, gas, oil, and other utilities used in connection with the Property and not otherwise charged directly to tenants of the Property or separately metered to the Premises;

   4. repairing, replacing and remarking paved and unpaved surfaces, curbs, directional and other signs, landscaping, lighting facilities,

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drainage, heating, ventilating and air-conditioning, plumbing and mechanical systems and other similar items at the Property including the Common Areas;

   5. all premiums on compensation, casualty, public liability, property damage and other insurance on the Premises, the Property (including the Common Areas), any improvements, parking or exterior facilities;

   6. rental costs and/or purchase of all tools, machinery and equipment used in connection with the above;

   7. capital expenses incurred to comply with any applicable laws, statutes, ordinances, codes, rules and regulations insurance requirements or to save or reduce operating expenses;

   8. use and/or occupancy charges, surcharges, excise, transaction, gross receipts, rent, sales or privilege taxes (except income, transfer, estate and inheritance taxes) or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof promulgated by any authority in connection with use or occupancy of the Premises;

   9. costs of maintaining and repairing all security systems and all plumbing and mechanical systems; and

   10. costs incurred for accountants, attorneys and other experts or other consultants to assist such professionals in making the computations required hereunder and rendering professional services.

   Operating Expenses shall exclude the major repairs completed by Landlord in 2001 such as window replacement, building joint sealing and waterproofing the east wall.

   In determining Operating Expenses for any calendar year or portion thereof during which less than 95% of the Property shall have been occupied by tenants for more than 30 days, operating Expenses shall be deemed for such year to be equal to the like expenses which would normally be expected to be incurred had such occupancy of the Property been 95% throughout such year, as reasonably determined by Landlord. Tenant shall pay to Landlord Tenant's Proportionate Share of the Excess Operating Expenses within ten (10) days following demand thereof by Landlord. Any change in Tenant's Proportionate Share resulting from changes in the amount of space leased by Tenant shall be effective as of the first day of the month following such change.

   3.5 Notwithstanding anything herein to the contrary, Tenant shall pay prior to delinquency, or if billed directly to Landlord or any third party within ten
(10) days following demand thereof by Landlord, all personal property taxes and assessments and any other governmental charges, including surcharges or regulatory fees levied or assessed against the Property, or any fees levied or assessed upon Landlord as a result of the nature of Tenant's business operations, all sales taxes, use taxes, occupancy taxes, business privilege taxes, rent or similar taxes, (now or hereafter in effect) imposed on any part of the rent or additional rent, and all taxes assessed against and levied upon furnishings, equipment and all other personal property of Tenant contained in the Leased Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property demised to Tenant.

   3.6 In addition to rent, Tenant shall pay to Landlord an amount equal to three and one-half percent (3.5%) of the amount of any unpaid installment of rent or portion thereof due hereunder after the date same is due and not paid. If any portion of rent, additional rent or other sums due hereunder shall be due and unpaid for more than five (5) days, it shall bear interest at a rate equal to three percent (3%)

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per annum greater than the highest prime rate of interest as published in the
Wall Street Journal, eastern edition from time to time (the "Default Rate"), as the same may change from time to time, from the due date until the date of payment thereof by Tenant; provided, however, that nothing contained herein or elsewhere in this Lease shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Landlord and Tenant agree that memos written on rental checks or any other payment forms delivered to Tenant, or any letter or statement accompanying such check or form, do not and shall not constitute satisfaction of any current or outstanding debt of Tenant pursuant to this Lease, and, provided further that any such memo shall not preclude Landlord from recovering any balance of any sum or sums due under this Lease. Any sums payable by Tenant hereunder shall be paid to Landlord within ten (10) days following demand thereof by Landlord.

   3.7 Provided Tenant is not then in default under this Lease, Tenant shall have the right to terminate this Lease on December 31, 2008, December 31, 2009, or December 31, 2010 (as applicable, the "Early Termination Date") by giving written notice of its election to do so to Landlord at least six (6) months prior to the desired Early Termination Date; provided, however, that Tenant shall pay to Landlord, together with its notice to exercise the right to terminate this Lease as set forth in this Section 3.7, an amount (to be considered liquidated damages and not a penalty) equal to (i) sixty percent (60%) of the actual costs of the Tenant Improvements (as hereinafter defined) reimbursed by Landlord not to exceed the Tenant Allowance (as hereinafter defined) if this Lease is terminated on December 31, 2008, (ii) forty percent (40%) of the actual costs of the Tenant Improvements reimbursed by Landlord not to exceed the Tenant Allowance if this Lease is terminated on December 31, 2009, or (iii) twenty percent (20%) of the actual costs of the Tenant Improvements reimbursed by Landlord not to exceed the Tenant Allowance if this Lease is terminated on December 31, 2010. If Tenant exercises its option to terminate in accordance with the provisions herein, nothing contained herein or elsewhere in this Lease shall be terminated on the applicable Early Termination Date without further liability of either party, except for such liability of Tenant hereunder as has accrued on or prior to the Early Termination Date (or is to be charged to Tenant after termination as provided in this Lease) and such obligations or liabilities as would otherwise be applicable upon expiration of the then current term of this Lease.

   3.8 All rent and other sums payable hereunder to Landlord shall be paid to Landlord at the address set forth above, or at such other place as the Landlord may from time to time designate in writing.

                          CONDITION AND USE OF PREMISES

   4.1 The Premises shall be used by Tenant for office and warehouse space, and for no other purpose or purposes without the express written consent of Landlord which consent will not be unreasonably withheld. Tenant shall not allow or permit the use or occupancy of the Premises or any portion thereof for any unlawful purpose or in any manner which would or might constitute a public or private nuisance or waste or interfere with the rights of other tenants of the Property; provided, however, that Tenant may handle and store at the Premises non-hazardous goods and materials in compliance with all applicable laws. Tenant shall comply with all laws, ordinances, rules, and regulations of any governmental and municipal agencies having jurisdiction over the Premises and/or business conducted thereon by Tenant and indemnify, defend and hold

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Landlord harmless from all consequences from Tenant's failure to do so.

   4.2 Provided Tenant has performed all of the terms, covenants, agreements, and conditions of this Lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereof, without hindrance from Landlord, subject to the terms and conditions of this Lease.

                           ALTERATIONS OR IMPROVEMENTS

   5.1 Except as otherwise provided in Exhibit "C" attached hereto and made a part hereof, Tenant shall not make any alterations, additions or improvements to the Premises, including the installation of signs, without first obtaining in each instance the written consent of Landlord, which consent shall not be unreasonably be withheld but may be subject to reasonable conditions imposed by Landlord. If Tenant makes any permitted alterations or improvements, then (i) all such alterations or improvements shall be performed by Tenant in a good and workmanlike manner, (ii) all such alterations or improvements shall be expeditiously completed in compliance with all applicable laws, statutes, codes, rules and regulations of all governmental and municipal authorities having jurisdiction over the Property, (iii) all such alterations or improvements shall be made in compliance with the requirements of insurance policies maintained by Landlord, (iv) Tenant shall obtain and deliver to Landlord prior to commencement of work fully executed lien waivers form all persons or entities supplying materials or providing labor, and shall promptly discharge or remove all liens filed against the Premises or the Property arising out of such alterations of improvements, and (v) Tenant shall procure and pay for all permits and licenses required in connection with such alterations or improvements.

   5.2 Any permitted alterations or improvements made at Tenant's expense, or any shelves, lighting fixtures, removable partitions, machinery or equipment (excluding installation of trade fixtures and trade equipment which are readily removable without damage to the Premises or the Property) installed by Tenant shall be the property of Landlord. Tenant shall repair any damage occasioned by removal of trade fixtures and trade equipment as aforesaid and shall (or, at Landlord's option, shall reimburse Landlord for the costs and expenses to) restore or replace any structural parts or improvements which have been damaged by Tenant.

   5.3 Tenant will not directly or indirectly create or permit to be created or remain, and will discharge, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to the Property, the Premises or any part thereof, Tenant's interest therein and the rent or other additional charge as rental payable under this Lease. Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant or to anyone holding or occupying any of the Premises through or under Tenant, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Premises. Landlord may at any time post any notices on the Premises regarding such non-liability of Landlord.

                             REPAIRS AND MAINTENANCE

   6.1. Tenant will, at its sole cost and expense, maintain in good order and repair the Premises, and all of its fixtures, systems, equipment (excluding the HVAC units) and improvements including, without limitation, all interior portions of the Premises, interior walls, floors, ceilings, signs, lights, doors and windows, in a

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clean, safe, orderly and sanitary condition free of accumulation of dirt and rubbish, which obligation shall include, without limitation, providing janitorial service, unstopping drains, changing HVAC filters (if accessible inside the Premises) and installing bulbs, starters and ballasts for lighting fixtures. Tenant will not do or suffer any waste or injury with respect to the Premises, and shall take every action reasonably necessary or appropriate for the preservation and safety of the Premises.

     Upon prior reasonable notice (except in case of emergency when notice will not be required), Tenant will permit Landlord and its agents or representatives to enter the Premises during usual business hours for the purposes of (i) inspecting the same, (ii) verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of any default hereunder, (iii) if Tenant fails to do so, performing any work which may be necessary to comply with any laws, ordinances, rules, regulations, or requirements of any public authority, or which may be necessary to prevent waste or deterioration in connection with the Premises, and (iv) exhibiting the Premises during the Initial Lease Term or any renewal thereof to any lender, purchaser, prospective tenant or other interested parties.

   Nothing in this Section imposes any duty upon the part of Landlord to do any such work or to make any repairs to the Premises of any kind whatsoever, except as specifically provided herein, and the performance thereof by Landlord will not constitute a waiver of Tenant's default in failing to perform the same. Tenant hereby waives all statutory or other right to make repairs at the expense of Landlord.

   Landlord will promptly, after Tenant has given Landlord notice of the necessity therefor, make all repairs required to be made by Landlord under
Section 6.2, provided, however, that Landlord will not in any event be liable, nor will Tenant be entitled to any abatement or setoff or deduction from rent, nor will the obligations of Tenant under this Lease be affected in any manner whatsoever, for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any other occupant of the Premises, or any part thereof, by reason of (i) making repairs, the performing of any work on the Premises or any noise, vibration or other disturbance, (ii) bringing materials, supplies and equipment into or through the Premises, or (iii) the Premises being rendered wholly or partially untenantable because of Landlord's failure to make any repairs required to be made hereunder by Landlord. Landlord will exercise due diligence not to interfere with Tenant's business operation, but will not be required to employ overtime labor to avoid such interference.

   6.2 Landlord shall make all necessary repairs and replacements to the foundations and structural portions of the Premises and building systems of the Property, at Landlord's sole cost and expense, except (i) those repairs related to damage caused by Tenant or its agents, employees, or invitees which repairs shall be made by Landlord at the sole cost and expense of Tenant and (ii) routine maintenance by Landlord, the cost of which shall be included in Operating Expenses.

   6.3 Consistent with the character of Tenant's business and its operations on the Premises, Tenant shall conduct and operate its business on the Premises in a lawful and reputable manner and shall keep and maintain the Premises in a clean, sanitary, healthful and safe condition in accordance with applicable laws and ordinances and in accordance with applicable directions, rules and regulations of governmental officers or governmental agencies having jurisdiction over the Premises.

   6.4 Landlord shall make available from time to time at the Property such common areas, including any parking areas, driveways,

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access and egress roads, walkways, sidewalks, open and enclosed courts, landscaped and planted areas (herein collectively and individually called "Common Area"), as and to the extent Landlord shall from time to time deem appropriate. The foregoing examples of Common Area are for definitional purposes only and are not to be construed as imposing any obligation on Landlord to furnish same. Subject to the other terms and provisions of this Lease, Landlord shall operate, manage, equip, police, light, repair and maintain the Common Area for its intended purposes in such manner and by such designees as Landlord shall in its sole discretion determine, and may from time to time change the size, location, elevation, nature and use of the Common Area and may make installations and construct and erect buildings, structures, and booths therein, thereon or thereunder and move and remove same, and all costs and expenses associated therewith shall be included in Operating Expenses.

   Tenant, and its licensees, and their respective officers, employees, agents, customers and invitees, shall have the nonexclusive right to use the Common Area as designated from time to time by Landlord subject to Landlord's rights as set forth elsewhere in this Lease, and further, subject to such reasonable rules and regulations as Landlord may from time to time impose. Tenant agrees that after notice thereof it will abide by such rules and regulations and use its best efforts to cause said licensees, officers, employees, agents, customers and invitees to conform thereto. Landlord may at any time close all or any part of the Common Area to make repairs or changes thereto, to prevent the acquisition of public rights in such area or to discourage noncustomer parking, and may do such other acts in and to the Common Area as in their sole judgment may be desirable. Tenant shall not at any time interfere with the rights of Landlord and other tenants, their licensees, officers, employees, agents, customers and invitees, to use any part of the Common Area.

                               TAXES AND UTILITIES

   7.1 Landlord shall pay all real property taxes, municipal, county, and state improvement liens or betterment assessments levied or assessed against the Premises, subject to Tenant's obligation to pay its pro rata share of any increases in such amounts over the Base Year pursuant to the provisions of
Section 3.3 hereof. Tenant shall pay all taxes on its personal property.

   7.2 Tenant shall pay all charges for gas, electricity, waste disposal and telephone service used on or in connection with the Premises; such charges to be paid by Tenant directly to the utility company or municipality furnishing such service before such charge becomes delinquent. Tenant shall save, indemnify and hold harmless Landlord from any charge, expense or liability to Tenant or to anyone claiming under Tenant for failure of utility services in the event of a malfunction or cessation of supply of any of the utilities listed above caused by any acts or omissions of Tenant or its employees, contractors or agents. Landlord shall pay all charges for water and sewer disposal used on or in connection with the Premises and such charges shall be part of the Operating Expenses.

               LIABILITY, INDEMNITY, PROPERTY DAMAGE AND INSURANCE

   8.1 Tenant shall pay, protect, indemnify, defend, save and hold Landlord and all other persons and entities described in Section 15.1 (each an "Indemnitee") harmless from and against any and all liabilities, losses, damages (including punitive damages), penalties, causes of action, suits, judgments, claims, demands, costs and expenses, including reasonable attorney's fees for the defense thereof, of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, gross negligence, negligence or any other theory of recovery, at law or in equity, arising from the conduct or management of Tenant's business or its use of the Premises or from any breach on the part of Tenant of any conditions of this Lease, or from any act of negligence of Tenant, its agents, contractors, employees, subtenants, guests, or invitees in or about the Premises.In case of any action or proceeding brought against any Indemnitee by reason of any such claim, Tenant, upon notice from Landlord, shall defend such action or proceeding by counsel acceptable to Landlord. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the cost of such counsel shall be paid by Tenant. The obligations of Tenant under this Section
8.1 shall survive any rejection in bankruptcy of this Lease or any termination or expiration of this Lease.

   8.2 Nothing contained in this Lease shall relieve Landlord from liability for loss or damage caused by or due to Landlord's negligence or that of Landlord's servants, employees, or agents, except as limited by Section 15.1.

   8.3 In the event of any damage to or destruction of any of the buildings or improvements on the Premises by any insured casualty, Tenant shall give Landlord immediate notice thereof and Landlord may (i) terminate this Lease effective upon written notice to Tenant or (ii) elect to repair, restore and rebuild the same, without abatement of rent, provided that Landlord receives sufficient insurance proceeds for such purpose, so that upon completion of such repairs, restoration or rebuilding, the value and rental value of the building and improvements shall be substantially equal to the value and rental value thereof immediately prior to the occurrence of such fire or casualty. Notwithstanding anything to the contrary contained herein, Tenant may, upon thirty (30) days prior written notice to Landlord, terminate this Lease should the Premises become untenantable by fire or other casualty during this Lease and the Premises has not been repaired or restored within one hundred twenty (120) days following such fire or casualty. If Tenant is unable to occupy the Premises as a result of a casualty or condemnation, the monthly fixed rent (but not any additional rent) shall be abated in proportion to the amount of the Premises which cannot be occupied by Tenant in the commercially reasonable opinion of Landlord; provided, however, that Landlord may terminate this Lease: (1) if Landlord elects not to restore or, (2) if Landlord elects to restore and such rent abatement continues for more than sixty (60) days.

   8.4 Tenant shall procure and maintain in full force and effect during the Initial Lease Term and any renewals thereof the following insurance on or in connection with the Premises:

   (a) Commercial General Liability Insurance and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in amounts not less than $1,000,000.00 per occurrence, and $2,000,000.00 annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type.

   (b) Worker's compensation insurance covering all persons employed by Tenant in connection with any alterations, additions or improvements permitted to be made on or about any of the Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Premises or, in lieu of such worker's compensation insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State of Texas.

   (c) All risk or fire insurance insuring Tenant's furniture, fixtures, equipment, inventory and leasehold improvements.

         (d) During any period in which any permitted alterations, additions or improvements to the Premises are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the improvements or alterations being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of such alterations, additions or improvements performed and equipment, supplies and materials furnished in connection with such construction or repair of improvements or alterations, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the improvements and alterations being constructed, altered or repaired.

         The insurance required by this Section shall be written by companies acceptable to Landlord which have a Best's rating of A:X or above and are admitted in, and approved to write insurance policies by, the State Insurance Department for the State of Texas. The insurance policies shall be in amounts sufficient to satisfy any coinsurance requirements thereof. The insurance referred to in (d) above shall name Landlord as owner and as sole loss payee. The insurance referred to in (a) above shall name Landlord as additional insured.

         Each policy required by any provision of this Section, except clause
       (b) thereof, shall provide that it may not be canceled or modified except after thirty (30) days' prior notice to Landlord.

         Tenant shall pay as they become due all premiums for the insurance required by this Section, shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original policies.

         All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against Landlord.

         All proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause (d) of this Section shall be payable to Landlord.

         8.5 Notwithstanding any provision contained herein to the contrary, Tenant shall not be responsible for any damage to the Premises normally covered by fire, windstorm and extended coverage insurance, unless such damage is caused by the negligence or willful conduct of Tenant or its agents, employees or invitees.

         8.6 Landlord shall maintain in force and effect during the Initial Lease Term and any renewals thereof, fire, windstorm and extended coverage insurance on the Premises, business interruption and extra expense insurance and commercial general liability insurance on the Common Areas, the costs of such insurance shall be included in the Operating Expenses. Landlord shall not be required to maintain insurance on any property or equipment of Tenant. Tenant shall have no rights in and to such policy or the proceeds payable under such policy.

         8.7 Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required under this Article 8 and (ii) all requirements of the insurers thereunder applicable to Landlord, Tenant, the Premises or Property or to the use, occupancy, possession, operation, maintenance, alteration or repair of the Premises or the Property.

                                 EMINENT DOMAIN

         9.1. In the event that all the Premises is taken for public purposes, this Lease shall terminate, without further liability on the part of either party hereto as of the day possession is taken by the condemning authority.

         9.2 In the event that a portion of the Premises is taken for public purposes, this Lease shall cease as of the day possession of such portion is taken by the condemning authority only as to the portion so taken and shall continue as to the portion not so taken, and the monthly rental provided for in Section 3.1 above shall be equitably abated or reduced, taking into account the portion and amount of the Premises so taken and the effect of such taking upon the operation of Tenant's business on the Premises. However, if, as the result of such partial taking of the Premises, the operation of Tenant's business on the Premises is, in Landlord's commercially reasonable judgment, impractical, or Landlord elects to terminate this Lease, then this Lease shall terminate without further liability on the part of either party hereto as of the day possession is taken.

         9.3 All damages awarded for any such taking under the power of eminent domain, whether for all or a portion of the Premises, shall belong to and be the property of Landlord whether such damages be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises, and Tenant assigns to Landlord all rights and interests in such damages; provided, however, that Tenant shall be entitled to make a separate claim for moving expenses, dislocation damages or any other award which would not reduce the award payable to Landlord.

                              DEFAULT AND REMEDIES

         10.1 The occurrence of any one or more of the following shall constitute an Event of Default under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceeding, in law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the provision of this Lease) any payment of rent, additional rent or other sum herein required to be paid by Tenant on the date when such payment is due; (ii) a failure by Tenant to duly perform and observe, or a violation or breach of, any other provision of this Lease, which failure, violation or breach continues uncorrected for a period of thirty (30) days; (iii) Tenant shall (a) voluntarily be adjudicated a bankrupt or insolvent, (b) seek or consent to the appointment of a receiver or trustee for itself or for any of the Premises, (c) file a petition commencing a voluntary case under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (d) make a general assignment for the benefit of creditors, or (e) be unable to pay its debts as they mature; (iv) a court shall enter an order, judgment or decree appointing, with the consent of Tenant, a receiver or trustee for it or for any of the Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered; (v) the Premises shall have been abandoned; (vi) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or (vii) the estate or interest of Tenant in any of the Premises shall be levied upon or attached in any proceeding or such process shall not be vacated or discharged within ninety (90) days after such levy or attachment.

         Upon the occurrence of any such event or events of default and in addition to any or all other rights or remedies of Landlord hereunder and by the law provided, Landlord shall have, at its option and without further notice or demand of any kind to Tenant or any other person:

         (a) The right to declare the term hereof ended and to reenter and take possession of the Premises and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder;

         (b) The right to immediately declare the entire balance of rent and additional rent payable by Tenant for the remaining term of this Lease due, payable and in arrears as if by the terms and provisions of this Lease said balance of rent and additional rent were on that date payable in advance. Any such acceleration by Landlord shall not constitute a waiver of any right or remedy of Landlord;

         (c) The right to collect or bring action for rent and additional rent payable by Tenant for the remaining term of this Lease as rent in arrears, or file a proof of claim in any bankruptcy or insolvency proceeding for such rent and additional rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof;

         (d) The right without declaring this Lease ended to reenter the Premises and occupy or lease the whole or any part thereof for and on account of Tenant and upon such terms and conditions and for such rent as Landlord may deem proper and to collect said rent and any other rent that may thereafter become payable and apply the same toward the amount due or thereafter to become due from Tenant and on account of such expenses of such subletting and any other damages sustained by Landlord, and should such rental be less than that herein agreed to be paid by Tenant, Tenant agrees to pay such deficiency to Landlord in advance on the first day of each month and to pay to the Landlord forthwith upon any such reletting the costs and expenses Landlord may incur by reason thereof, and should such rental be more than that herein agreed to be paid by Tenant, Landlord shall hold said sums interest free to be applied to future damage; and

         (e) The right, even though it may have relet said Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

               In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of the Tenant or owners thereof.

               In the event of Tenant's default and Landlord's retaking of possession of the Leased Premises, whether this Lease is terminated by Landlord or not, Tenant agrees to pay to Landlord as an additional item of damages the cost of repairs, leasing commissions and Landlord's other commercially reasonable and necessary expenses incurred in reletting the Premises to a new lessee. Landlord shall not be required to mitigate any of its damages hereunder unless required by applicable law.

               With respect to any remedy or proceeding of Landlord hereunder, Tenant waives the service of notice which may be required by any applicable law and any right to a trial by jury.

               Upon the occurrence of and during the continuance of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Premises, Landlord may enter the Premises for such purpose.

               Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any rights and privilege which it or any of them may have under any present or future law to redeem any of the Premises or any to have a continuation of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and
       (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

               All remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised a any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

               Tenant shall pay all of Landlord's reasonable costs and expenses including reasonable attorneys' fees) in undertaking an matter relating to this Lease (other than the preparation and negotiation of this Lease). Tenant shall pay for all of Landlord's reasonable cots and expenses (including reasonable attorneys' fees and costs) in enforcing any of Landlord's remedies hereunder following occurrence of any Event of Default.

               In the event of any breach or threatened breach by Tenant of any of the terms, covenants or agreements contained in this Lease, Landlord shall have, in addition to any specific remedies provided in this Lease, the right to invoke any right or remedy allowed by law or in equity or by statute or otherwise, including the right to enjoin such breach or threatened breach.

               The waiver by Landlord of any breach or any term, covenant or condition herein contained or failure to insist upon the strict performance of any provisions herein or to exercise any options, power, right or remedy contained herein shall not be construed as a waiver, modification or relinquishment thereof or deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach of Tenant or any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing by Landlord.

                          TERMINATION AND HOLDING-OVER

         11.1 Upon the expiration or earlier termination of the Initial Lease Term and any renewals thereof, Tenant shall surrender and yield up peacefully and quietly to Landlord possession of the Premises in as good condition as at the time of delivery of possession as herein provided, reasonable wear and tear and damage by fire or other casualty or elements excepted. Upon surrender, Tenant shall (a) remove from the Premises all property which is owned by Tenant or third parties other than Landlord and
      (b) repair any damage caused by such removal. Property not so removed shall become the property of the Landlord, and Landlord may thereafter cause such property to e removed from the Premises. The cost of removing and disposing of such property and repairing the damage to the Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent to be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to the provisions of this Lease.

         11.2 In the event of any holding over by Tenant or any assignee or subtenant beyond the expiration of the Initial Lease Term or any renewals thereof, Landlord shall be entitled to exercise any and all rights and remedies available at law or in equity relating to such holdover. During the period of holdover tenancy, Tenant shall be liable for a holdover rental charge equal to two (2) times the rent payable by Tenant during the year immediately preceding such holdover plus all additional rent. Tenant shall make such payment, with notice or demand, on the first day of each and every month. The receipt and acceptance by Landlord of all or any portion of such payments shall not be deemed a waiver or acceptance by Landlord of Tenant's breach of its covenants and agreements to timely vacate the Premises nor shall it constitute a waiver by Landlord of Landlord's right to institute any proceedings against Tenant to timely vacate the Premises, nor constitute a waiver by Landlord of any of other Landlord's rights or remedies against Tenant as provided in this Lease or under applicable law. In addition to the payments described above, Tenant shall indemnify and hold Landlord harmless of and from any and all loss and liability resulting from any delay by Tenant in so vacating the Premises, including any special damages or claims Landlord may suffer by reason of any claims made by any succeeding occupant founded on such delay, including any reasonable attorneys' fees, costs, disbursements and court costs incurred by Landlord in connection with the foregoing.

               ASSIGNMNENT, SUBLETTING AND SUBORDINATION OF LEASE

         12.1 Tenant may not assign this Lease, voluntarily or involuntarily, or sublet the Premises, or any portion thereof, at any time to any person or entity without the prior written consent of Landlord, which consent may be withheld for any reason or no reason whatsoever. Notwithstanding the foregoing, Landlord agrees that it shall not unreasonably withhold its consent solely with respect to a proposed assignment or sublet to an entity controlling, controlled by or under common control with Tenant; provided, however, in determining whether or not to grant its consent, Landlord shall be entitled to take into account factors such as Landlord's desired tenant mix, the reputation and net worth of the proposed assignee or sublessee and the then current market conditions. Any permitted assignment or sublet shall be subject to the following terms and conditions:

               (a) Tenant shall provide Landlord with the name and address of the assignee or sublessee;

               (b) The assignee or sublessee shall assume, by written instrument, all obligations of this Lease as to the applicable space, and a form of such assumption agreement shall be furnished to Landlord for its approval at least thirty (30) days prior to the effective date of the assignment or sublease. Notwithstanding anything to the contrary herein, Tenant's primary liability for the obligation to pay rent due under this Lease shall not be reduced due to any assignment or sublet hereunder;

               (c) Tenant shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of rent, additional rent and other charges due hereunder through the entire term of this Lease, as the same may be renewed, extended or otherwise modified; and

               (d) In any event, the acceptance by Landlord of any rent from any of the sublessees or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants hereunder from any assignee or sublessee shall not release Tenant from any and all obligations hereunder during and for the entire term of this Lease.

         12.2 Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease and any such mortgage, pledge or encumbrance made in violation of this Section 12.2 shall be null and void and of no further force or effect.

         12.3 Landlord may sell or transfer the Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and such Third Party Purchaser assumes all of Landlord's obligations under this Lease arising due to acts or omissions occurring after the sale date. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

         12.4 This Lease, and the rights of Tenant hereunder, are hereby made subject and subordinate to all bona fide mortgages now or hereafter encumbering the Premises; provided, however, that such mortgage will not cover the equipment and furniture or furnishings on the Premises installed by Tenant.

                                     NOTICES

           13.1 Any notice to be given to a party to this Lease shall be sent in writing by hand delivery, reputable overnight carrier or by certified mail, return receipt requested, addressed to the party to be notified at the address given below or at such other address as such party may have specified by like notice and shall be deemed to have been given and received for all purposes when delivered in person or by overnight delivery or three (3) business days after being deposited in the United States mail, as applicable:

         if to Landlord:

         Corporate Property Associates 4
          c/o W. P. Carey & Co. LLC
         50 Rockefeller Plaza
         New York, New York 10020
          Attn.:   Asset Management

         with a copy to:

         Gerald Dayley
         Property Management Consultants, Inc.
         10 Flores
         Foothill Ranch, California 92610-1816

         if to Tenant:

         Petrocon Engineering, Inc.

         3115 Executive Boulevard
         Beaumont, Texas 77705-1044

         Attn.: David W. Smith
         with a copy to:
         Industrial Data Systems Corporation
         600 Century Plaza Dr., Bldg. 140
         Houston, TX 77073-6033
         Attn: Wm. A. Coskey


                                BOOKS AND RECORDS

         14.1 Tenant shall permit Landlord and its agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Premises and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Landlord, Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

         14.2 Tenant shall deliver to Landlord within 90 days of the close of each fiscal year, annual audited financial statements of Tenant prepared and certified by nationally recognized independent certified public accountants. Tenant shall also furnish to Landlord within 45 days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Tenant shall be prepared in accordance with generally accepted accounting principles consistently applied (subject to SEC accounting rules with respect to Forms 10-K and 10-Q). All annual financial statements shall be accompanied by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (i) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and
       (ii) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

                                  MISCELLANEOUS

         15.1 Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises and not against any other assets, properties or funds of (a) Landlord or any director, officer, general partner, limited partner, member, employee or agent of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), (b) any predecessor or successor partnership, limited liability company or corporation (or other entity) of Landlord, or (c) any other person or entity (including W. P. Carey & Co. LLC, Carey Diversified LLC, W. P. Carey Advisors, LP, Carey Corporate Property Inc.,
       W. P. Carey & Co., Inc., Carey Corporate Property Management, Inc., Carey Asset Management, Inc., or any person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof).

         15.2 This Lease constitutes the sole and entire agreement of the parties hereto and supersedes any prior understandings and written or oral agreements between the parties respecting the subject matter of this Lease, except as otherwise provided in Section 2.3 hereof.

         15.3 Subject to approval by Landlord or its agent, Tenant may erect, maintain, permit and from time to time remove any sign or signs of Tenant in or about the Premises.

         15.4 No modification, alteration or amendment to this Lease shall be binding unless in writing and executed by the parties hereto, their heirs, successors or assigns.

         15.5 The terms and conditions of this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, or assigns.

         15.6 The paragraph headings in this Lease are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular paragraphs to which they refer.

         15.7 This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Texas as same may from time to time exist.

         15.8   Time is of the essence in this Lease.

         15.9 At any time upon not less than ten (10) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which rent, additional rent and all other monetary obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, and (d) such other matters as the Requesting Party may reasonably request.

         15.10 Landlord and Tenant hereby represent and warrant, each to the other, that they have not dealt with any broker, finder or any other person, firm, corporation or other entity so as to create any legal right or claim for a commission or similar fee or compensation with respect to the Premises or this Lease. Landlord and Tenant hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to the Premises and this Lease. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

                IN WITNESS WHEREOF, parties have executed this Lease as of the day and year first written above.

                                        CORPORATE PROPERTY 4, A

                                        California limited partnership
                                        W.P. CAREY & CO., LLC, its
                                        general partner


                                          By: /s/ DONNA M. NEILEY
                                             --------------------
                                             Name: DONNA M. NEILEY
                                             Title: Senior Vice President

                                                      PETROCON ENGINEERING, INC

                                                      /s/ ML Burrow
                                                      --------------------------
                                                      Name:  M.L. Burrow
                                                      Title: CEO